Curaleaf Reports Second Quarter 2026 Results: Continued Growth, Margin Strength, and Profitability
Second quarter 2026 net revenue of $340 million
Second quarter 2026 International revenue of $51 million
Second quarter 2026 gross profit margin of 50%
Second quarter net income of $12 million
Second quarter adjusted EBITDA of $70 million

Stamford, Conn., August 5, 2026 – Curaleaf Holdings, Inc. (TSX: CURA) (OTCQX: CURLF) (“Curaleaf” or the “Company”), a leading international provider of consumer products in cannabis, today reported its financial and operating results for the second quarter ended June 30, 2026. All financial information is reported in accordance with U.S. generally accepted accounting principles (“U.S. GAAP” or “GAAP”) and is provided in U.S. dollars unless otherwise indicated.
Chairman and CEO Boris Jordan said, “Our second quarter results reinforce that our ‘Built for Growth’ strategy, a disciplined framework focused on customer centricity, brand building, and operational excellence is gaining traction across the business. Second quarter revenue of $340 million grew 10% compared to last year, bolstered by both our domestic and international segments that grew 7% and 26%, respectively. Our U.S. business has clearly regained momentum. This was our second consecutive quarter of domestic year-over-year growth, and an important proof point that our reset is taking hold in a durable way. Gross margin was 50% and adjusted EBITDA was $70 million, representing a 21% margin. Net income from continuing operations was $12.5 million and we ended the quarter with $107 million in cash on the balance sheet.”

Mr. Jordan continued, “We have a strong, cohesive team aligned around one common goal: making Curaleaf the global leader in cannabis. While there is still work ahead and significant opportunity to capture, we are firmly on the right path – with the team, strategy, and operating discipline to lead the next phase of cannabis.”

Second Quarter 2026 Financial Highlights
•Net revenue of 340.1 million, a year-over-year increase of 10% compared to Q2 2025 net revenue of 310.6 million. Sequentially, net revenue increased 5% compared to Q1 2025 net revenue of $324.2 million
•Gross profit of 169.9 million and gross profit margin of 50%, an increase of 70 basis points year-over-year
•Net income attributable to Curaleaf Holdings, Inc. from continuing operations of 12.5 million or net income per share from continuing operations of $0.05
•Adjusted EBITDA(1) of 70.1 million and adjusted EBITDA margin(1) of 20.6%, a 120 basis point decrease year-over-year
(1) Adjusted EBITDA, adjusted gross profit and free cash flow are non-GAAP financial measures, and adjusted EBITDA margin and adjusted gross profit margin are non-GAAP financial ratios, in each case without a standardized definition under U.S. GAAP and which may not be comparable to similar measures used by other issuers. See “Non-GAAP Financial Performance Measures” below for definitions and more information regarding Curaleaf’s use of non-GAAP financial measures and non-GAAP financial ratios. See “Reconciliation of Non-GAAP financial measures” below for a reconciliation of each non-GAAP financial measure used in this press release from the most directly comparable U.S. GAAP financial measure.

•Total cash and cash equivalents at quarter end totaled $107.0 million
Six Months Ended June 30, 2026 Financial Highlights
•Net revenue of $664.3 million, a year-over-year increase of 8% compared to Q2 2025 net revenue of $617.2 million.
•Gross profit of $327.2 million and gross margin of 49%, a decrease of 80 basis points year-over-year
•Net income attributable to Curaleaf Holdings, Inc. from continuing operations of $82.6 million or net income per share from continuing operations of $0.32
•Adjusted EBITDA(1) of $133.5 million and adjusted EBITDA margin of 20.1%, a 100 basis point decrease year-over- year
•Retired and repurchased a total of 1.01 million shares for a total value of $7.4 million
Second Quarter 2026 Operational Highlights
•Expanded retail footprint in Florida to 73 with new dispensaries opening in Jacksonville Beach and Fernandina Beach bringing the nationwide footprint of operated and managed dispensaries to 174
•Launched Dark Heart, the Company’s ultra-premium flower brand, across 11 states to strong consumer reception
•Completed the buyout of the remaining 45% equity interest in Four20 Pharma, the Company’s German subsidiary, increasing ownership of Curaleaf International to 100%
•Applied to register all our medical cultivation, processing, and dispensing locations with the DEA
•Appointed Torsten Greif, co-founder and managing director of Four 20 Pharma, and Faith Charles, partner at Thompson Hine LLP, to Curaleaf’s Board of Directors

Post Second Quarter 2026 Operational Highlights
•Curaleaf Spain was the first company to receive approval for two cannabis medicines
•Opened 74th and 75th dispensaries in Edgewater and Boynton Beach, Florida bringing the total operated and managed retail footprint to 176
•Began offering trading in listed options on TSX listed CURA shares on Montreal Exchange
Revenues, net by Segment
($ thousands)

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Domestic:
Retail revenue	$224,378	$215,223	$216,384
Wholesale revenue	64,046	61,516	53,207
Management fee income	271	248	86
Total revenues, net - Domestic	$288,695	$276,987	$269,677

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
International:
Retail revenue	$16,353	$15,886	$12,929
Wholesale revenue	31,947	28,285	25,970
Management fee income	3,104	3,073	2,010
Total revenues, net - International	$51,404	$47,244	$40,909

	Six months ended June 30,
	2026	2025
Domestic:
Retail revenue	$439,601	$436,028
Wholesale revenue	125,562	105,030
Management fee income	519	322
Total revenues, net - Domestic	$565,682	$541,380

	Six months ended June 30,
	2026	2025
International:
Retail revenue	$32,238	$23,988
Wholesale revenue	60,233	48,427
Management fee income	6,177	3,416
Total revenues, net - International	$98,648	$75,831

Balance Sheet and Cash Flow
As of June 30, 2026, the Company had $107.0 million of cash and $611.5 million of outstanding debt, net of unamortized debt discounts and deferred financing fees.
During the six months ended June 30, 2026, Curaleaf invested $32.9 million in capital expenditures, focused on facility upgrades, automation and selective retail expansion in strategic markets.

Shares Outstanding
The Company’s basic weighted average shares outstanding was 263,067,698 and 252,423,544 for the second quarter of 2026 and 2025, respectively.
The Company’s basic weighted average shares outstanding was 260,782,402 and 251,912,438 for the six months ended June 30, 2026 and 2025, respectively.

Conference Call Information
The Company will host a conference call and audio webcast for investors and analysts on Wednesday, August 5, 2026 at 5:00 P.M. ET to discuss Q2 2026 earnings results. The call can be accessed by dialing 1-844-512-2926 in North America or internationally at 1-412-317-6300. The conference pin # is 5908337.
A replay of the conference call can be accessed at 1-855-669-9658 in North America or internationally at 1-412-317-0088, using the replay pin # 3175031.
A webcast of the call can be accessed on the investor relations section of the Curaleaf website at ir.curaleaf.com. The teleconference will be available for replay starting at approximately 7:00 P.M. ET on Wednesday, August 5, 2026 and will end at 11:59 P.M. ET on August 11, 2026.

Non-GAAP Financial and Performance Measures
Curaleaf reports its financial results in accordance with U.S. GAAP and also uses certain non-GAAP financial measures and ratios to evaluate performance. These measures, which include “adjusted gross profit,” “adjusted gross profit margin,” “adjusted EBITDA,” “adjusted EBITDA margin,” and “free cash flow from operations,” do not have standardized definitions under U.S. GAAP and may not be comparable to similar measures used by other issuers.
Curaleaf defines these non-GAAP measures as follows:
•Adjusted gross profit: gross profit net of related adjustments.
•Adjusted gross profit margin: adjusted gross profit divided by total revenues, net.
•Adjusted EBITDA: income (loss) before interest, taxes, depreciation and amortization, adjusted for share-based compensation expense and other adjustments related to restructuring costs, adult use campaign and political initiatives, as well as acquisition, transaction and other non-recurring costs.
•Adjusted EBITDA margin: adjusted EBITDA divided by total revenues, net.
•Free cash flow from operations: net cash provided by operating activities from continuing operations, net of purchases and disposals of property, plant and equipment for continuing operations.
Management believes these measures (i) provide investors with additional insight into Curaleaf’s financial strength and underlying performance, (ii) align external reporting with how management evaluates results and (iii) facilitate comparisons with other issuers. These measures should not be considered in isolation from, or as a substitute for, U.S. GAAP results nor should they be considered as indicators of Curaleaf’s future performance. Reconciliations to the most directly comparable U.S. GAAP measures are provided in the accompanying tables.

Reconciliation of Non-GAAP financial measures
Adjusted gross profit from continuing operations
($ thousands)

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Gross profit from continuing operations	$169,914	$157,290	$153,084
Other adjustments(1)	850	(125)	980
Adjusted gross profit from continuing operations(2)	$170,764	$157,165	$154,064
Adjusted gross profit margin from continuing operations(2)	50.2%	48.5%	49.6%

(1) Other adjustments for the three months ended June 30, 2026 primarily include restructuring costs of $0.3 million and acquisition, transaction, and other non-recurring costs of $0.6 million. Other adjustments for the three months ended June 30, 2025 primarily include restructuring costs of $0.1 million and acquisition, transaction, and other non-recurring costs of $0.9 million.

(2) Represents a Non-GAAP measure or Non-GAAP ratio. See "Non-GAAP Financial and Performance Measures" section of this press release for definitions and more information regarding Curaleaf's use of Non-GAAP financial measures and Non-GAAP ratios. The table above provides a reconciliation of Gross profit from continuing operations, the most comparable GAAP measure, to Adjusted gross profit from continuing operations, a non-GAAP measure.

Gross profit from continuing operations was $169.9 million in the second quarter of 2026, compared with $153.1 million in the prior-year period. On an adjusted basis, gross profit from continuing operations was $170.8 million compared with $154.1 million in the prior-year period, and adjusted gross profit margin from continuing operations was 50.2%, compared with 49.6% in the prior-year period, an increase of 60 basis points.

	Six months ended June 30,
	2026	2025
Gross profit from continuing operations	$327,204	$308,651
Other adjustments(1)	726	1,213
Adjusted gross profit from continuing operations(2)	$327,930	$309,864
Adjusted gross profit margin from continuing operations(2)	49.4%	50.2%

(1) Other adjustments for the six months ended June 30, 2026 primarily include restructuring costs of $0.3 million and acquisition, transaction, and other non-recurring costs of $0.4 million. Other adjustments for the six months ended June 30, 2025 primarily include restructuring costs of $0.2 million, and acquisition, transaction, and other non-recurring costs of $1.0 million.

(2) Represents a Non-GAAP measure or Non-GAAP ratio. See "Non-GAAP Financial and Performance Measures" section of this press release for definitions and more information regarding Curaleaf's use of Non-GAAP financial measures and Non-GAAP ratios. The table above provides a reconciliation of Gross profit from continuing operations, the most comparable GAAP measure, to Adjusted gross profit from continuing operations, a non-GAAP measure.

Gross profit from continuing operations was $327.2 million in the six months ended June 30, 2026, compared with $308.7 million in the prior-year period. On an adjusted basis, gross profit from continuing operations was $327.9 million, compared with $309.9 million in the prior-year period, and adjusted gross profit margin from continuing operations was 49.4%, compared with 50.2% in the prior-year period, a decrease of (80) basis points.

Adjusted EBITDA
($ thousands)

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Net income (loss)	$12,507	$69,783	$(53,606)
Net loss from discontinued operations	31	(293)	(5,495)
Net income (loss) from continuing operations	12,476	70,076	(48,111)
Interest expense, net	27,566	25,315	25,554
(Benefit) provision for income taxes	(38,784)	(98,705)	31,841
Depreciation and amortization(1)	48,612	47,855	49,164
Share-based compensation	10,271	9,664	8,477
Loss on impairment	41	—	(1,209)
Total other income, net	2,923	4,067	(1,829)
Other adjustments(2)	7,018	5,141	3,986
Adjusted EBITDA(3)	$70,123	$63,413	$67,873
Adjusted EBITDA Margin(3)	20.6%	19.6%	21.9%

(1) Depreciation and amortization includes amounts charged to Cost of goods sold on the Statement of Operations of $14.6 million, $14.2 million, and 13.6 million for the quarters ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively.

(2) Other adjustments for the three months ended June 30, 2026 primarily include restructuring costs of $0.8 million, adult use campaign and political initiatives of $3.2 million as well as acquisition, transaction, and other non-recurring costs of $3 million. Other adjustments for the three months ended June 30, 2025 primarily include restructuring costs of $1.2 million, as well as acquisition, transaction, and other non-recurring costs of $2.8 million.

(3) Represents a Non-GAAP measure or Non-GAAP ratio. See "Non-GAAP Financial and Performance Measures" section of this press release for definitions and more information regarding Curaleaf's use of Non-GAAP financial measures and Non-GAAP ratios. The table above provides a reconciliation of Net loss, the most comparable GAAP measure, to Adjusted EBITDA, a non-GAAP measure.

Adjusted EBITDA was $70.1 million for the second quarter of 2026, compared to $67.9 million for the second quarter of 2025, and Adjusted EBITDA margin decreased to 20.6%.

	Six months ended June 30,
	2026	2025
Net income (loss)	$82,290	$(113,850)
Net income (loss) from discontinued operations	(262)	(15,688)
Net income (loss) from continuing operations	82,552	(98,162)
Interest expense, net	52,881	50,627
Benefit (provision) for income taxes	(137,489)	65,493
Depreciation and amortization(1)	96,467	97,993
Share-based compensation	19,935	13,101
Loss on impairment	41	2,486
Total other income, net	6,990	(4,832)
Other adjustments(2)	12,159	7,261
Adjusted EBITDA(3)	$133,536	$133,967
Adjusted EBITDA Margin(3)	20.1%	21.7%

(1) Depreciation and amortization includes amounts charged to Cost of goods sold on the Statement of Operations.
(2) Other adjustments for the six months ended June 30, 2026 primarily include restructuring costs of $2.2 million, adult use campaign and political initiatives of $3.9 million as well as acquisition, transaction, and other non-recurring costs of $6.1 million. Other adjustments for the six months ended June 30, 2025 primarily include restructuring costs of $2.1 million, as well as acquisition, transaction, and other non-recurring costs of $5.2 million.

(3) Represents a Non-GAAP measure or Non-GAAP ratio. See "Non-GAAP Financial and Performance Measures" section of this press release for definitions and more information regarding Curaleaf's use of Non-GAAP financial measures and Non-GAAP ratios. The table above provides a reconciliation of Net loss, the most comparable GAAP measure, to Adjusted EBITDA, a non-GAAP measure.

Adjusted EBITDA was $133.5 million in the six months ended June 30, 2026, compared with $134.0 million in the prior-year period, and Adjusted EBITDA margin 20.1% and 21.7%, respectively.

Free cash flow
($ thousands)

Six months ended
June 30, 2026
Net cash provided by operating activities from continuing operations	$50,305
Less: Purchases of property, plant and equipment, net of disposals	(32,915)
Free cash flow from continuing operations(1)	$17,390

(1) Represents a Non-GAAP measure or Non-GAAP ratio. See "Non-GAAP Financial and Performance Measures" section of this press release for definitions and more information regarding Curaleaf's use of Non-GAAP financial measures and Non-GAAP ratios. The table above provides a reconciliation of Net cash provided by operating activities from continuing operations, a GAAP measure, to Free cash flow from continuing operations, a non-GAAP measure.

Condensed Consolidated Balance Sheets (Unaudited)
($ thousands)

	As of
	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$94,588	$89,213
Restricted cash	$12,380	$12,360
Other current assets	360,829	347,050
Property, plant and equipment, net	505,898	520,386
Right-of-use assets, finance lease, net	107,914	97,599
Right-of-use assets, operating lease, net	121,516	113,274
Intangible assets, net	956,074	1,011,115
Goodwill	633,022	635,117
Other non-current assets	22,136	19,201
Total assets	$2,814,357	$2,845,315

Liabilities, Temporary equity and Shareholders’ equity
Total current liabilities	$307,113	$294,314
Total non-current liabilities	1,639,784	1,710,720
Redeemable non-controlling interest contingency	—	83,931
Total shareholders’ equity	867,460	756,350
Total liabilities, temporary equity and shareholders’ equity	$2,814,357	$2,845,315

Condensed Consolidated Statements of Operations (Unaudited)
($ thousands, except for share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenues, net:
Retail and wholesale revenues	$336,724	$308,490	$657,634	$613,473
Management fee income	3,375	2,096	6,696	3,738
Total revenues, net	340,099	310,586	664,330	617,211
Cost of goods sold	170,185	157,502	337,126	308,560
Gross profit	169,914	153,084	327,204	308,651
Operating expenses:
Selling, general and administrative	131,677	111,357	254,547	222,176
Depreciation and amortization	34,015	35,481	67,682	70,863
Total operating expenses	165,692	146,838	322,229	293,039
Income from continuing operations	4,222	6,246	4,975	15,612
Other income (expense):
Interest income	149	166	361	338
Interest expense related to notes payable and deferred consideration liabilities	(17,823)	(14,646)	(32,847)	(28,807)
Interest expense related to lease liabilities and financial obligations	(9,892)	(11,074)	(20,395)	(22,158)
(Loss) gain on impairment	(41)	1,209	(41)	(2,486)
Other (expense) income, net	(2,923)	1,829	(6,990)	4,832
Total other expense, net	(30,530)	(22,516)	(59,912)	(48,281)
Loss before Benefit (provision) for income taxes	(26,308)	(16,270)	(54,937)	(32,669)
Benefit (provision) for income taxes	38,784	(31,841)	137,489	(65,493)
Net income (loss) from continuing operations	12,476	(48,111)	82,552	(98,162)
Net income (loss) from discontinued operations	31	(5,495)	(262)	(15,688)
Net income (loss)	12,507	(53,606)	82,290	(113,850)
Less: Net (loss) income attributable to non-controlling interest	—	(445)	(16)	372
Net income (loss) attributable to Curaleaf Holdings, Inc.	$12,507	$(53,161)	$82,306	$(114,222)

Per share — basic:
Net income (loss) per share from continuing operations(1)	$0.05	$(0.24)	$0.32	$(0.49)
Basic weighted-average common shares outstanding	263,067,698	252,423,544	260,782,402	251,912,438

Per share – diluted(1):
Net income (loss) per share from continuing operations(1)	$0.05	$(0.24)	$0.31	$(0.49)
Dilutive weighted-average common shares outstanding(2)	270,702,440	252,423,544	268,804,422	251,912,438

(1) Certain non-controlling interests are redeemable at the option of the holders. Amounts recognized as accretion of redeemable non-controlling interests are recorded directly to shareholders' equity and reduce income available to subordinate voting shareholders in the calculation of earnings per share. The redeemable non-controlling interest was settled during the second quarter of 2026. The redeemable non-controlling interest was settled during the second quarter of 2026. The excess redemption value included in the EPS calculation for the six months ended June 30, 2026 relates to accretion recognized through the settlement date.

(2) As a result of the Company’s net loss for the three and six months ended June 30, 2025, all potentially dilutive securities were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive. Accordingly, basic and diluted net loss per share are the same for each period presented.

About Curaleaf Holdings
Curaleaf Holdings, Inc. (TSX: CURA) (OTCQX: CURLD) ("Curaleaf") is a leading global provider of consumer products in cannabis with a mission to enhance lives by cultivating, sharing and celebrating the power of the plant. As a high-growth cannabis company known for quality, expertise and reliability, the Company and its brands, including Anthem, Curaleaf, Dark Heart, Find, Four20 Pharma, Grassroots, Green Britannia, Huala, JAMS, Reef and Select, provide industry-leading service, product selection and accessibility across the medical and adult use markets. Curaleaf International is powered by a strong presence in all stages of the supply chain. Its unique distribution network throughout Europe, Canada and Australasia brings together pioneering science and research with cutting-edge cultivation, extraction and production. Curaleaf is listed on the Toronto Stock Exchange under the symbol CURA and trades on the OTCQX market under the symbol CURLD. For more information, please visit https://ir.curaleaf.com.

Curaleaf IR X Account:	https://x.com/Curaleaf_IR

Investor Relations Website:	https://ir.curaleaf.com/

Contact Information:
Investor Contact:
Curaleaf Holdings, Inc.
Camilo Lyon, Chief Investment Officer
ir@curaleaf.com
Media Contact:
MATTIO Communications
MattioCuraleaf@mattio.com

Disclaimer
This press release contains “forward-looking information” and “forward-looking statements” within the meaning of Canadian and U.S. securities laws (together, “forward-looking statements”). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on management’s current beliefs, expectations or assumptions regarding the future of the Company’s business, future plans and strategies, operational results and other future conditions. In addition, management may make or approve certain statements, in future filings with applicable Canadian regulatory authorities and/or the SEC, in press releases or in presentations by representatives of the Company that are not statements of historical fact and which may also constitute forward-looking statements. All statements, other than statements of historical fact, made by management that address activities, events or developments that management expects or anticipates will or may occur in the future are forward-looking statements, including, but not limited to, statements preceded by, “followed by” or that include words such as “may”, “will”, “would”, “could”, “should”, “believes”, “estimates”, “projects”, “potential”, “expects”, “plans”, “intends”, “anticipates”, “targeted”, “continues”, “forecasts”, “designed”, “goal” or the negative of those words or other similar or comparable words and includes, among others, information regarding: expectations of the effects and potential benefits of any transactions; statements relating to the Company’s business, future activities and developments after the date of this press release, including such things as future business strategy, competitive strengths, goals, expansion and growth. Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as of and at the date they are made and are based on information currently available and current expectations at that time.
Holders of the Company’s securities are cautioned that forward-looking statements are not based on historical facts, but instead are based on reasonable assumptions and management’s estimates at the time they were provided or made and involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties relating to: the legality of cannabis in the U.S., including its classification as a controlled substance under the U.S. Federal Controlled Substances Act (the “CSA”); compliance with anti-money laundering laws and regulations; the lack of access to U.S. bankruptcy protections; financing constraints, including limited access to banking and risks associated with raising additional capital; general regulatory and legal restrictions, including limitations imposed by the TSX; potential legal, regulatory or political changes; licensing and ownership limitations; regulatory actions and approvals from the U.S. Food and Drug Administration (“FDA”), including the risk of increased FDA oversight; potential heightened scrutiny by regulators; loss of foreign private issuer status; internal control deficiencies; litigation exposure; higher compliance costs as a public company in both Canada and the U.S.; recent and proposed U.S. cannabis and hemp licensing legislation; environmental risks, including compliance with environmental regulations and unforeseen environmental liabilities; expansion into foreign jurisdictions; future acquisitions or dispositions; dependence on key suppliers and service providers; enforceability of contracts; risks associated with the Company’s SVS, including resale limitations, limited liquidity for U.S. investors, market price volatility as well as significant sales of SVS; reliance on senior management and other key personnel, including challenges in recruiting and retaining such personnel; competitive pressures; risks inherent in agricultural operations; adverse publicity or shifts in consumer perception; product liability and recalls; uncertainty regarding results of future clinical research; reliance on agricultural inputs; limited market data and forecasting uncertainty, including the risk that past performance or financial projections may not be reliable indicators of future results; intellectual property risks; marketing and advertising restrictions; fraudulent or illegal activity by employees, consultants or contractors; labor risks, including potential union activity; information technology failures, cyber-attacks or security breaches; reliance on management services agreements with subsidiaries and affiliates; website accessibility and digital compliance requirements; high bonding and insurance costs; risks associated with leverage and debt management; challenges related to growth and scalability; conflicts of interest; global economic pressures, including tariffs, retaliatory measures and trade disputes; currency exchange fluctuations; risks related to the Company’s business structure and securities, including the Company’s status as a holding company, lack of dividend history, indebtedness and concentrated voting control; limited shareholder rights in corporate affairs; enforcement challenges against directors and officers residing outside Canada; tax risks and those risks described in Part I — Item 1A — Risk Factors in our Annual Report dated August 5, 2026 for the fiscal year ended December 31, 2025, which has been filed on the Company’s SEDAR+ profile at www.sedarplus.ca and on its EDGAR profile at www.sec.gov/edgar/html), and as described from time to time in documents filed by the Company with Canadian securities regulatory authorities.

The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. Although management believes that the expectations reflected in such forward-looking statements are reasonable, management can give no assurance that such expectations will prove to be correct. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements, and undue reliance should not be placed on forward-looking statements contained in this press release. Such forward-looking statements are made as of the date of this press release. Management undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Management’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Neither the Toronto Stock Exchange nor its Regulation Service Provider has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this press release.